Postponement Agreement

Between

Puroil Technology Inc. (“Puroil”)

and

Panoshan Marketing Corp.

Re: the Marketing Rights Agreement signed April 29, 2004 (the “Agreement”)

Puroil hereby agrees to postpone all fees attendant to the Agreement until 30 days beyond the effective date of the Panoshan Form F1. All amounts owning are hereby cancelled and there are no accrual allowances and no back pay allowance.

Signed and agreed to in Calgary this 27th. day of September, 2004

Puroil Technology Inc.

Per:

Jim Durward

Panoshan Marketing Corp.

Per:

Jonathan Levine